UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 20, 2012

Fabrinet

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34775	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Walker House

87 Mary Street

George Town

Grand Cayman

KY1-9005

Cayman Islands

(Address of principal executive offices, including zip code)

+66 2-524-9600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 20, 2012, Fabrinet held its 2012 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders voted to approve an amendment to Fabrinet’s 2010 Performance Incentive Plan (the “2010 Plan”) to increase the number of authorized shares issuable under the plan by 3,700,000 ordinary shares. The terms and conditions of the 2010 Plan are described in Fabrinet’s Proxy Statement dated October 25, 2012.

A copy of the amended 2010 Plan will be filed as an exhibit to Fabrinet’s Quarterly Report on Form 10-Q for the quarter ending December 28, 2012.

Item 5.07	Submission of Matters to a Vote of Security Holders

At the Annual Meeting, the shareholders voted on the following four proposals, and Fabrinet’s inspector of elections certified the vote tabulations indicated below.

Proposal 1

The shareholders elected the individuals listed below as Class III directors to serve on Fabrinet’s Board of Directors for a term of three years or until their respective successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
David T. Mitchell	32,015,734	418,629	1,302,797
Dr. William J. Perry	31,576,084	858,279	1,302,797

Proposal 2

The shareholders voted to approve an amendment to Fabrinet’s 2010 Performance Incentive Plan to increase the number of authorized shares issuable under the plan by 3,700,000 ordinary shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,600,636	3,833,027	700	1,302,797

Proposal 3

The shareholders voted to approve the compensation of Fabrinet’s named executive officers. This proposal was an advisory vote, as described in the proxy materials.

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,825,499	3,571,057	37,807	1,302,797

Proposal 4

The shareholders ratified the appointment of PricewaterhouseCoopers ABAS Ltd. as Fabrinet’s independent registered public accounting firm for the fiscal year ending June 28, 2013.

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,651,400	84,374	1,386	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

By:	/s/ Paul Kalivas
Paul Kalivas Chief Administrative Officer, General Counsel and Secretary

Date: December 21, 2012